UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

GUNPOWDER GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-156796	26-3751595
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4830 Impressario Court

Suite 109

Las Vegas, NV 89149

(Address of principal executive offices)

702-380-7865

(Registrant’s telephone number, including area code)

__________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 14, 2011, Mr. Michael Nott was appointed as Director, Chief Executive Officer, President, Secretary and Treasurer of the Company.

Mr. Nott replaces outgoing President and Director Neil Pestell. The Company would like to acknowledge Mr. Pestell for his contributions to the development of the Company to date. The Company is not aware of any disagreements between Mr. Pestell and any other officer or Directors of the Company.

Mr. Nott is an accomplished geologist with more than a decade of experience in both the hard rock mining and petroleum industries. His areas of geographical expertise cover both Australia and North America, including Alberta, Saskatchewan and Colorado. Mr. Nott’s areas of specialty include advanced geological mapping and interpretation, and geophysical interpretation. Mr. Nott is 39 years old and graduated in April of 1999 from the University of New Brunswick with a Bachelor of Science degree in Geology. He is a member of the Association of Professional Engineers, Geologists, and Geophysicists of Alberta.

From September 1999 to April 2006 Mr. Nott worked as a Well Analyst and Hydrocarbon Geologist for CL Consultants Ltd. in Calgary, Alberta. From May 2006 to February 2008 he worked as a Project Geologist in the Unconventional Gas Research Group with the Alberta Research Council, which is primarily involved with the research and testing of Coal Bed Methane and Shale Gas. From March 2008 to January 2009 he worked as Operations Geologist with Encana Oil & Gas in the Horn River Group working on shale gas projects in NE British Columbia. From February 2009 to December 2010 he worked as Senior Operations Geologist and Project Manager for Ivey Canadian Exploration based in Calgary Alberta. Mr. Nott is currently engaged as Senior Operations Geologist with Santos Ltd. in the Gunnedah Appraisal Group working on coal bed methane gas projects in the Gunnedah Basin SE Queensland, Australia.

From August 2006 to June 2008 Mr. Nott served as Director of Power Oil & Gas Inc. a publicly traded oil and natural gas exploration company. In May of 2006 he became a director and is currently serving as president of Giant Oil & Gas Inc. publicly traded oil and natural gas exploration company.

Reflecting on his appointment, Mr. Nott stated, “I am very pleased to be able to assist Gunpowder in the exploration and development of its exciting Dome Rock project in Arizona. The entire region is known to host economic mineral deposits of considerable magnitude, and has the added advantage of being a very mining-friendly jurisdiction. As we keep advancing our prospective gold project I am confident that our seasoned Board and technical team will generate substantial value for shareholders.”

Item 8.01 Other Events; Change of Corporate Address and Phone Number

Effective December 13, 2011, Gunpowder Gold Corporation (the “Company”) has changed the location of its principal executive corporate office.

The new address is:

4830 Impressario Court

Suite 109

Las Vegas, NV 89149

Phone/Fax: (702) 380-7865

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gunpowder Gold Corporation
(Registrant)

By: /s/ Michael Nott
Michael Nott, Chief Executive Officer and President

Date:  December 15, 2011